Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-160581), filed on July 15, 2009, of Cicero Inc. and subsidiaries (the “Company”) of our report dated March 31, 2014, with respect to the consolidated financial statements of the Company included in the Company’s Annual Report on Form 10-K, as of and for the years ended December 31, 2013 and 2012, filed on March 31, 2014.

/s/ Cherry Bekaert LLP

Raleigh, North Carolina
March 31, 2014